Exhibit 99.1

Press Release

Contacts:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Verint Announces Fourth Quarter and Full Year Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., March 28, 2012 — Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the quarter and full year ended January 31, 2012.

“We are pleased with our fourth quarter non-GAAP revenue of $219 million, up from $187 million in the fourth quarter of the prior year. We experienced year-over-year and sequential revenue growth in both the enterprise and security intelligence markets, as well as in all three regions — Americas, EMEA, and APAC. We achieved strong results while investing significantly in the business, including expansion of our enterprise and security solution portfolios and increasing our market coverage, which we believe well positions Verint for continued growth,” said Dan Bodner, CEO and President.

Financial Highlights

Below is selected unaudited financial information for the three months and year ended January 31, 2012 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended January 31, 2012 – GAAP	Three Months Ended January 31, 2012 – Non-GAAP

• Revenue: $212.0 million	• Revenue: $219.4 million
• Operating Income: $28.0 million	• Operating Income: $52.6 million
• Diluted EPS: $0.34	• Diluted EPS: $0.75

Year Ended January 31, 2012 – GAAP	Year Ended January 31, 2012 – Non-GAAP

• Revenue: $782.6 million	• Revenue: $796.2 million
• Operating Income: $86.5 million	• Operating Income: $176.6 million
• Diluted EPS: $0.56	• Diluted EPS: $2.47

Financial Outlook

Below is Verint’s Non-GAAP outlook for the Year Ending January 31, 2013.

•                  We expect revenue in the range of $860 to $880 million

•                  We expect fully diluted earnings per share in the range of $2.55 to $2.70

•                  While this is our annual outlook, there are seasonal trends in the enterprise software industry, and therefore we expect Q1 to be down sequentially from Q4 levels both in terms of revenue and profitability

Business Highlights

Below is a summary of some key announcements since our last quarterly earnings release:

•                  Introduced enhancements to the industry’s most comprehensive Voice of the Customer solution for multichannel analytics, including integrated text analytics and automated survey capabilities.

•                  Introduced enhancements to Nextiva video management software, EdgeVR network video recorder, and high-definition IP cameras.

•                  Coordination of the first FP7 Emergency Support System (ESS) field trial project in France, which incorporates products and technologies from 12 industrial organizations for the purpose of providing web-based intelligence for real-life crisis management situations.

•                  Named a Preferred Solution Developer within the Contact Center and Unified Communications technology category of Cisco’s Developer Network Program, which is the program’s highest attainable level.

•                  Named CRM Magazine’s Top Service Winner for Workforce Optimization Suite for the fifth consecutive year and CRM Magazine’s Top Service Winner for Vovici Enterprise Feedback Management.

•                  Received a Product of the Year Award for Impact 360® Enterprise Workforce Management™ from Customer Interaction Solutions and a Speech Technology Excellence Award for Voice of the Customer Analytics™ from Customer Interaction Solutions.

•                  Zhejiang Mobile, one of the largest mobile communications network operators in China, is using Verint Impact 360 Speech Analytics™ to gain deeper insight into why customers call its contact center.

•                  Leading South American retailer Falabella is deploying Verint’s Nextiva IP video solution to help secure stores and distribution centers, prevent loss and drive operational efficiency.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the fourth quarter and full year ended January 31, 2012 and outlook for the year ending January 31, 2013. An online, real-time Webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-679-8035 (United States) and 1-617-213-4848 (international) and the passcode is 42147672. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as “Supplemental Information About Non-GAAP Financial Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2013.

About Verint Systems Inc.

Verint® (NASDAQ: VRNT) is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps worldwide organizations capture and analyze complex, underused information sources—such as voice, video and unstructured text—to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in N.Y. and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

Cautions About Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with Comverse Technology, Inc. (“Comverse”) controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions; risks to the business associated with Comverse’s strategic plans and related speculation and announcements, such as its recently announced plan to eliminate its holding company structure either simultaneously with or shortly after the completion of a spin-off of its Comverse, Inc. subsidiary; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investment in our business and operations and enhancing and securing our internal and external operations; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our ability to efficiently and effectively allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks associated with significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in accurately forecasting revenue and expenses and maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain undetected defects, which could expose us to substantial liability; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to covenant limitations and compliance, fluctuations in interest rates, and our ability to maintain our credit ratings; risks associated with being a consolidated, controlled subsidiary of Comverse and formerly part of Comverse’s consolidated tax group; risks relating to our ability to timely implement new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2011 and our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1

Verint Systems Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011

Revenue:
Product	$105,527	$92,222	$390,392	$375,164
Service and support	106,466	94,647	392,256	351,635
Total revenue	211,993	186,869	782,648	726,799
Cost of revenue:
Product	36,682	23,578	126,050	111,989
Service and support	33,442	35,287	129,911	117,261
Amortization of acquired technology	3,640	2,385	12,400	9,094
Total cost of revenue	73,764	61,250	268,361	238,344
Gross profit	138,229	125,619	514,287	488,455
Operating expenses:
Research and development, net	29,361	23,981	111,001	96,525
Selling, general and administrative	74,919	73,336	293,906	297,365
Amortization of other acquired intangible assets	5,998	5,407	22,902	21,460
Total operating expenses	110,278	102,724	427,809	415,350
Operating income	27,951	22,895	86,478	73,105
Other income (expense), net
Interest income	214	145	661	454
Interest expense	(7,802)	(9,071)	(32,358)	(29,896)
Loss on extinguishment of debt	—	—	(8,136)	—
Other income (expense), net	(925)	(1,151)	(488)	(5,138)
Total other expense, net	(8,513)	(10,077)	(40,321)	(34,580)
Income before provision for (benefit from) income taxes	19,438	12,818	46,157	38,525
Provision for (benefit from) income taxes	1,564	(604)	5,532	9,940
Net income	17,874	13,422	40,625	28,585
Net income attributable to noncontrolling interest	696	282	3,632	3,004
Net income attributable to Verint Systems Inc.	17,178	13,140	36,993	25,581
Dividends on preferred stock	(3,787)	(3,629)	(14,790)	(14,178)
Net income attributable to Verint Systems Inc. common shares	$13,391	$9,511	$22,203	$11,403

Net income per common share attributable to Verint Systems Inc.
Basic	$0.34	$0.26	$0.58	$0.33
Diluted	$0.34	$0.25	$0.56	$0.31

Weighted-average common shares outstanding
Basic	38,891	36,788	38,419	34,544
Diluted	39,674	38,641	39,499	37,179

Table 2

Verint Systems Inc. and Subsidiaries

Segment Revenue

(Unaudited)

(In thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011

GAAP Revenue By Segment
Enterprise Intelligence	$120,783	$112,381	$438,018	$410,529

Video Intelligence	35,800	34,796	138,016	134,012
Communications Intelligence	55,410	39,692	206,614	182,258
Total Video and Communications Intelligence	91,210	74,488	344,630	316,270

GAAP Total Revenue	$211,993	$186,869	$782,648	$726,799

Revenue adjustments related to acquisitions
Enterprise Intelligence	$3,858	$—	$6,682	$—

Video Intelligence	780	—	2,594	—
Communications Intelligence	2,788	—	4,323	—
Total Video and Communications Intelligence	3,568	—	6,917	—

Total revenue adjustments related to acquisitions	$7,426	$—	$13,599	$—

Non-GAAP Revenue By Segment
Enterprise Intelligence	$124,641	$112,381	$444,700	$410,529

Video Intelligence	36,580	34,796	140,610	134,012
Communications Intelligence	58,198	39,692	210,937	182,258
Total Video and Communications Intelligence	94,778	74,488	351,547	316,270

Non-GAAP Total Revenue	$219,419	$186,869	$796,247	$726,799

Table 3

Verint Systems Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Results

(Unaudited)

(In thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2012	2011	2012	2011
Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$138,229	$125,619	$514,287	$488,455
Revenue adjustments related to acquisitions	7,426	—	13,599	—
Amortization of acquired technology	3,640	2,385	12,400	9,094
Stock-based compensation expenses	946	906	3,307	6,206
M&A and other adjustments	8	—	404	—
Non-GAAP gross profit	$150,249	$128,910	$543,997	$503,755

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$27,951	$22,895	$86,478	$73,105
Revenue adjustments related to acquisitions	7,426	—	13,599	—
Amortization of acquired technology	3,640	2,385	12,400	9,094
Amortization of other acquired intangible assets	5,998	5,407	22,902	21,460
Stock-based compensation expenses	7,070	7,725	27,911	46,819
M&A and other adjustments	535	2,642	12,255	5,188
Expenses related to our filing delay	—	1,825	1,008	28,920
Non-GAAP operating income	$52,620	$42,879	$176,553	$184,586

GAAP Depreciation and Amortization	13,888	12,851	53,040	48,951
Amortization of acquired technology	(3,640)	(2,385)	(12,400)	(9,094)
Amortization of other acquired intangible assets	(5,998)	(5,407)	(22,902)	(21,460)
M&A and other adjustments	—	(837)	(244)	(843)
Non-GAAP Depreciation and Amortization	$4,250	$4,222	$17,494	$17,554
Non-GAAP EBITDA	$56,870	$47,101	$194,047	$202,140

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(8,513)	$(10,077)	$(40,321)	$(34,580)
Loss on extinguishment of debt	—	—	8,136	—
Unrealized (gains) losses on derivatives, net	(459)	855	(417)	(5,986)
M&A and other adjustments	4	—	93	—
Non-GAAP other expense, net	$(8,968)	$(9,222)	$(32,509)	$(40,566)

Table of Reconciliation from GAAP Provision for (Benefit From) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$1,564	$(604)	$5,532	$9,940
Non-cash tax adjustments	3,520	1,407	11,097	(1,412)
Non-GAAP provision for income taxes	$5,084	$803	$16,629	$8,528

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$17,178	$13,140	$36,993	$25,581
Revenue adjustments related to acquisitions	7,426	—	13,599	—
Amortization of acquired technology	3,640	2,385	12,400	9,094
Amortization of other acquired intangible assets	5,998	5,407	22,902	21,460
Stock-based compensation expenses	7,070	7,725	27,911	46,819
M&A and other adjustments	539	2,642	12,348	5,188
Expenses related to our filing delay	—	1,825	1,008	28,920
Loss on extinguishment of debt	—	—	8,136	—
Unrealized (gains) losses on derivatives, net	(459)	855	(417)	(5,986)
Non-cash tax adjustments	(3,520)	(1,407)	(11,097)	1,412
Total GAAP net income adjustments	20,694	19,432	86,790	106,907
Non-GAAP net income attributable to Verint Systems Inc.	$37,872	$32,572	$123,783	$132,488

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$13,391	$9,511	$22,203	$11,403
Total GAAP net income adjustments	20,694	19,432	86,790	106,907
Non-GAAP net income attributable to Verint Systems Inc. common shares	$34,085	$28,943	$108,993	$118,310

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.34	$0.25	$0.56	$0.31

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.75	$0.66	$2.47	$2.79

Shares used in computing GAAP diluted net income per common share (in thousands)	39,674	38,641	39,499	37,179

Shares used in computing non-GAAP diluted net income per common share (in thousands)	50,453	49,012	50,123	47,402

Table 4

Verint Systems Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	January 31,
	2012	2011

Assets
Current Assets:
Cash and cash equivalents	$150,662	$169,906
Restricted cash and bank time deposits	12,863	13,639
Accounts receivable, net of allowance for doubtful accounts of $2.9 million and $5.4 million, respectively.	154,753	150,769
Inventories	14,414	16,987
Deferred cost of revenue	11,951	6,269
Deferred income taxes	13,060	13,179
Prepaid expenses and other current assets	42,987	31,195
Total current assets	400,690	401,944
Property and equipment, net	28,289	23,176
Goodwill	831,687	738,674
Intangible assets, net	184,873	157,071
Capitalized software development costs, net	5,846	6,787
Long-term deferred cost of revenue	13,285	21,715
Long-term deferred income taxes	9,237	6,700
Other assets	28,961	20,060
Total assets	$1,502,868	$1,376,127

Liabilities, Preferred Stock, and Stockholders’ Equity
Current Liabilities:
Accounts payable	$49,411	$36,861
Accrued expenses and other current liabilities	168,125	162,650
Current maturities of long-term debt	6,228	—
Deferred revenue	156,772	142,465
Deferred income taxes	1,056	379
Liabilities to affiliates	1,760	1,847
Total current liabilities	383,352	344,202
Long-term debt	591,151	583,234
Long-term deferred revenue	25,987	40,424
Long-term deferred income taxes	13,353	13,226
Other liabilities	59,188	31,812
Total liabilities	1,073,031	1,012,898
Preferred Stock - $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $352,034 at January 31, 2012.	285,542	285,542
Commitments and Contingencies
Stockholders’ Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 39,265,000 and 37,349,000 shares, respectively; outstanding 38,982,000 and 37,089,000 shares, as of January 31, 2012 and January 31, 2011, respectively.	40	38
Additional paid-in capital	554,351	519,834
Treasury stock, at cost — 283,000 and 260,000 shares as of January 31, 2012 and January 31, 2011, respectively.	(7,466)	(6,639)
Accumulated deficit	(357,764)	(394,757)
Accumulated other comprehensive loss	(47,736)	(42,069)
Total Verint Systems Inc. stockholders’ equity	141,425	76,407
Noncontrolling interest	2,870	1,280
Total stockholders’ equity	144,295	77,687
Total liabilities, preferred stock, and stockholders’ equity	$1,502,868	$1,376,127

Table 5

Verint Systems Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended January 31,
	2012	2011

Cash flows from operating activities:
Net income	$40,625	$28,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,040	48,951
Provision for doubtful accounts	1,055	1,863
Stock-based compensation — equity portion	21,781	28,784
Provision (benefit) for deferred income taxes	(11,101)	(1,092)
Excess tax benefits from stock award plans	(847)	(815)
Non-cash losses on derivative financial instruments, net	896	5,863
Loss on extinguishment of debt	8,136	—
Other non-cash items, net	(802)	1,139

Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(2,942)	(24,574)
Inventories	1,080	(3,471)
Deferred cost of revenue	3,199	16,616
Prepaid expenses and other assets	6,339	9,924
Accounts payable and accrued expenses	(7,192)	15,839
Deferred revenue	(3,424)	(51,226)
Other liabilities	(3,326)	(5,933)
Other, net	(19)	67
Net cash provided by operating activities	106,498	70,520

Cash flows from investing activities:
Cash paid for business combinations, net of cash acquired	(109,780)	(23,485)
Purchases of property and equipment	(13,080)	(8,536)
Sales and maturities of investments	245	—
Settlements of derivative financial instruments not designated as hedges	(1,313)	(34,783)
Cash paid for capitalized software development costs	(3,399)	(2,527)
Changes in restricted cash and bank time deposits	479	(8,502)
Net cash used in investing activities	(126,848)	(77,833)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	597,136	—
Repayments of borrowings and other financing obligations	(587,549)	(38,163)
Proceeds from exercises of stock options	12,474	40,787
Payment of debt issuance and other debt-related costs	(15,276)	(4,039)
Dividends paid to noncontrolling interest	(1,930)	(2,191)
Purchases of treasury stock	(1,655)	(4,146)
Excess tax benefits from stock award plans	847	815
Other financing activities	(1,969)	—
Net cash provided by (used in) financing activities	2,078	(6,937)
Effect of exchange rate changes on cash and cash equivalents	(972)	(179)
Net decrease in cash and cash equivalents	(19,244)	(14,429)
Cash and cash equivalents, beginning of year	169,906	184,335
Cash and cash equivalents, end of year	$150,662	$169,906

Verint Systems Inc. and Subsidiaries

Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology. When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize it over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In prior periods, we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares of common stock to our employees.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions and certain extraordinary transactions, in both cases, whether or not consummated.  Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Expenses related to our filing delay. We exclude from our non-GAAP financial measures expenses related to our restatement of previously filed financial statements and our extended filing delay. These expenses included professional fees and related expenses, as well as expenses associated with a special cash retention program.

These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net.  We exclude from our non-GAAP financial measures unrealized gains and losses on interest rate swaps and foreign currency derivatives. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions.

Loss on extinguishment of debt. We exclude from our non-GAAP financial measures loss on extinguishment of debt attributable to refinancing of our debt because we believe it is not reflective of our ongoing operations.

Non-cash tax adjustments. Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.